CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                               OF BUCKAROOM, INC.

         We the undersigned, David Williams, President and Christine Williams, Secretary of Buckaroom, Ind., do herely certify; that the Board of Directors of said Corporation at a meeting duty convened, held on the 3rd day of July, 2000 adopted a resolution to amend the original articles as follows;

Article one which presently reads as follows:

                                    ARTICLE I
                                 Corporate Name

         The same of the Corporation shall be Buckaroom, Inc.,

It hereby amended to read as follows:

                                    ARTICLE I

         The name of the Corporation shall be Shaft, Inc.

Article four which presently reads as follows:

                                   ARTICLE IV
                                      Stock

         The total authorized shares of stock of this Corporation shall be two thousand five hundred, no par value.

Is hereby amended to read as follows:

                                   ARTICLE IV
                            Authorized Capital Stock

         The total authorized capital stock of the Corporation is 100,000,000 shares of Common Stock, with a par value of $0.001 (1 mil). All stock when issued shall be deemed fully paid and nonassesable. No cumulative voting, on any matter to which Stockholders shall be entitled to vote, shall be allowed for any purpose.

         The authorized stock of this corporation may be issued at each time, upon such terms and condition and for such convidaration as the Board of Directors shall, from time to time, determine. Shareholders shall not have pre-ampitve rights to acquire unissued shares of the stock of this Corporation.

Article six which presently reads as follows:

                                   ARTICLE VI
                                    Directors

         The number of Directors may change from time to time, be increamed in such manner as shall be provided in the By-Laws of the Corporation, but the number shall not be reduced to less than one and the stockholders will be two.


Is hereby amended to read as follows:

                                   ARTICLE VI
                                    Directors

         The Directors are hereby granted the authority to do any act on behalf of the Corporation as may be allow by law. Any action taken in good faith, shall be deemed as appropriate and in each instance where the Business Corporation Act provides that the Director may act in certain instances where the Articles of Incorporation so authorize, such action by the Directors, shall be deemed to exist to these Articles and the authority granted by said Act shall be imputed hereto without the same specifically having been enumerated herein.

         The Board of Directors may consist of from one (1) to nine (9) directors, as determined, from time to time, by the then existing Board of Directors.



                  THE FOLLOWING NEW ARTICLES ARE HEREBY ADOPTED
                  ---------------------------------------------

                                  ARTICLE NINE
                                COMMON DIRECTORS

         As provided by Nevada  Revised  Statutes  78,140,without  repeating the section in full here, the same is adopted and no contract or other transaction between this Corporation and any of the officers, agents or directors shall be deemed void or voidable solely for that reason. The balance of the provisions of the code section cited, as it now exists, allowing such transactions, is hereby incorporated in this Article as tough more fully set-forth, and such Articles shall be read and interpreted to provide the greatest latitude in its application.





                                   ARTICLE TEN
                       LIABILITY OF DIRECTORS AND OFFICERS

         No Directors, Officer or Agent, to include counsel, shall be personally liable to the Corporation or its Stockholder for monetary damage for any breach shall be prostituted that in accepting the position as an Officer, Director, Agent or Counsel, said individual relied upon and acted in reliance upon the terms and protections provided for by this Article. Norwithstanding this foregoing sentences, a person specifically covered by this Article, shall be liable to the content provided by applicable law, for acts or omissions which involve inventional misconduct, fraud or a knowing violation of law, or for the payment of dividends in violations of NRS 78.300.

                                 ARTICLE ELEVEN
           ELECTION REGARDING NR 78.378 - 78.3793 AND 78.411 - 78.444

         This corporation shall NOT be governed by nor shall the provisions of NRS 78.378 through and including 78.3793 and NRS783411 through and including
78.444 in any way whatsoever affect the management, operation or be applied in this Corporation. This Article may only be amended by a majority vote of not less than 90% of the then issued and outstanding shares of the Corporation. A quorum of outstanding share for voting on an Amendment to this article shall not be met unless 95% or more of the issued and outstanding shares are present at a properly called and noticed meeting of the Stockholders. The super-majority set-forth in this Article only applies to any attempted amendment to this Article.

         The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 494,000; that the mid change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.


                                                              /s/ David Williams
                                                                       President

                                                          /s/ Christine Williams
                                                             Secretary/Treasurer


State of Utah
County of Salt Lake

On 3 July, 2000 personally appeared before me, a Notary Public, David Williams and Christine Williams who acknowledged that they executed the above instrument.

                                  Notary Public

                 CERTIFICATE AMENDING ARTICLES OF INCORPORATION
                                       OF
                                 BUCKAROOM, INC.
                              A Nevada Corporation

         The undersigned, being the president and secretary of Buckaroom, Inc., Nevada corporation, hereby certify that by majority vote of the board of directors and majority vote of the stockholders at a meeting held on July 3, 2000, it was agreed by unanimous vote that this CERTIFICATE AMENDING ARTICLES OF INCORPORATION be fled.

         The undersigned further certify that the original Articles of Incorporation of Buckaroom, Inc., were fled with the Secretary of State of Nevada on the March 9, 1990. The undersigned further certify that Buckaroom of the Articles of Incorporation fled on the 9th day of March, 1990 herein is amended to read as follows: The name of the corporation is: Shaft, Inc.

The undersigned hereby certify that they have executed this Certificate Amending the Article of Incorporation heretofore fled with the Secretary of State of Nevada.

DATED this 3rd day of July, 2000.


                                                              /s/ David Williams
                                                                       President

                                                          /s/ Christine Williams
                                                                       Secretary

                                 STATE OF NEVADA
                               Secretary of State

I hereby certify that this is a true and complete copy of the document was filed in this office.

                                   JUL 24 '00

                                 /s/ Dean Heller
                               Secretary of State

                           ARTICLES OF INCORPORATIONS


KNOW ALL MEN BY THESE PRESENTS:


     That we, the undersigned, have this day voluntarily associated ourselves for the purpose of forming a corporation under and pursuant of the laws of the State of Nevada, and we do certify:

                                        I

                  The name of the Corporation shall be Buckaroom Inc..

                                       II

     The principal office and place of business of the corporation shall be located at 5130 E. Charleston Blvd. St. 5B., Las Vegas, Nv. Offices for the transaction of any business of the corporation may be established and maintained in any other part of the State or Nevada, or in any other state, territory or possession of the United States, or in any foreign Country.

                                       III

     The nature of the business and the objects and purposes to be transacted promoted and carried on by the corporation are and shall continue to be and to mangage n any lawful activity and to have exercise all if the powers conferred upon said corporation by the laws of the State of Nevada, formed under and pursuant to and under which this corporation is formed, as such laws are now in effect, or may at any time hereafter be enacted or amended.

                                       IV

     The total authorized shares of stock of this corporation shall be two thousand five hundred, no par value.




                                        V

     The members of the governing board of this corporation shall be named Directors. The first board of directors shall consist of two members and whose name and address if Chanry M. Kellogg. 5130 E. Charleston Blvd. St. 5B, Las Vegas Nv, and Joe Tajalle, 5130 E. Charleston Blvd. St. 5B, Las Vegas Nv, such directors shall hold office until their successors are duly elected and qualified.

                                       VI

     The number of directors may changed from time to time, be increased in such manner as shall be provided in the by-laws of the corporation, but the number shall not be reduced to less than one and the stockholders will be two.

                                       VII

     The private property of the stockholders shall not be liable for the debts and liabilities of the corporation.

                                      VIII

     The corporation shall have perpetual existence.

     In witness whereof, the undersigned have hereunto set hand this 15th day of Feb. 1990.

                                                           /s/Chanry M.  Kellogg
                                                                    Incorporator

                                                                 /s/ Joe Tajalle
                                                                    Incorporator

STATE OF NEVADA   )
                  ) SS
COUNTY OF CLARK   )

                  On this 15 day of Feb. 1990, before me the undersigned Notary Public in and for said county and state, personally appeared the Person Chanry M.Kellogg known to me to be the Person by proof identification, in the aboved corporation and the person described and who executed the foregoing instrument and duly acknowledged to me and executed the same freely and voluntarily and for the purpose herein mentioned. The above did appear before me and acknowledged that the forgoing is true and correct.

Witness my hand and official seal.


Notary

STATE OF NEVADA   )
                  )SS
COUNTY OF CLARK   )

                  On this 21 day of Feb. 1990, before me the undersigned a Notary Public in and for said county and state, personally appeared the Person Joe Tajalle known to me to be the Person by proof of identification, in the aboved corporation and the person described and who executed the forgoing instrument and duly acknowledged to me and executed the same freely and voluntarily and for the purpose herein mentioned. The above did appear witness my hand and official seal.


Notary